FOR IMMEDIATE RELEASE

GENESIS HEALTHCARE ANNOUNCES AMENDED MERGER AGREEMENT
WITH FORMATION CAPITAL AND JER PARTNERS

Shareholders to Receive Increased Price of $64.25 per Share in Cash

Shareholder Vote to Approve Merger Will Be Held May 4, 2007

KENNETT SQUARE, PA – April 19, 2007 – Genesis HealthCare Corporation (“GHC” or “Genesis”) (NASDAQ: GHCI) today announced that it has amended its merger agreement with affiliates of Formation Capital, LLC (“Formation”) and JER Partners (“JER”) to increase the consideration payable to Genesis shareholders to $64.25 per share in cash from $63.00 per share. The increased price values the transaction at approximately $1.7 billion, including the assumption of approximately $475 million in debt, and represents a premium of approximately 33.7% over the average closing price for GHC common stock over the 30 days prior to announcement of the transaction in January 2007.

GHC’s annual meeting of shareholders will take place as scheduled today, April 19, 2007 at the Company’s headquarters in Kennett Square, Pennsylvania. After taking the vote on the election of directors, Genesis will adjourn the meeting until 10:00 a.m. on May 4, 2007 at which time the shareholder vote on the proposed transaction will take place. Only shareholders of record as of March 5, 2007 are entitled to vote at the annual meeting and at the May 4th adjournment.

Both a Special Committee of the Board consisting solely of independent, outside directors and the full Board of Directors of Genesis have unanimously approved the amended merger agreement and unanimously recommend that shareholders vote in favor of the proposed transaction.

George V. Hager, Jr., Chairman and Chief Executive Officer of GHC, said, “GHC’s Board of Directors believes Formation/JER’s increased price represents excellent value and is far superior on a present value basis to what the Company could be expected to achieve on a stand-alone basis. Accordingly, both the Special Committee and the full Board of Directors unanimously recommend that Genesis shareholders vote to approve the amended proposal.”

Cia Buckley, President of JER's US Fund Business, and Arnold Whitman, Chief Executive Officer of Formation, said “We continue to be excited about the acquisition of Genesis as we view the Company as an outstanding provider of care for its residents with an excellent portfolio of facilities. However, it is important to highlight that $64.25 is our ‘best and final’ price; if Genesis shareholders do not vote in favor of this transaction at this price, then JER and Formation will focus our attention on other attractive acquisition opportunities.”

Under the amended merger agreement, the termination fee payable to Formation and JER under certain circumstances has been decreased to $15 million from $50 million. In the event that Genesis shareholders do not approve the proposed transaction, Formation and JER will be entitled to receive up to $7.5 million in expense reimbursement, all of which would be creditable against, and not additive to, any termination fee that would be payable under the terms of the amended merger agreement. In addition, as permitted by the amended merger agreement, Genesis is releasing all parties during the period through May 4 from any standstill obligations that could otherwise preclude such parties from proposing a business combination with the Company.

Shareholders who have questions or require assistance in voting their shares should contact MacKenzie Partners at 800-322-2885.

About Genesis HealthCare Corporation
Genesis HealthCare Corporation (NASDAQ: GHCI) is one of the nation's largest long-term care providers with over 200 skilled nursing centers and assisted living residences in 13 eastern states. Genesis also supplies contract rehabilitation therapy to over 600 healthcare providers in 20 states and the District of Columbia.

About Formation and JER
Formation Capital is a private equity firm in the senior housing and long-term care industry. Over the past five years Formation Capital has completed over $1.5 billion of acquisitions in the sector and provides asset management services to over 250 facilities nationwide. For more information on Formation Capital, please visit www.formationcapital.com.

JER Partners is the private equity investment arm of J.E. Robert Companies, a real estate investment management company with more than 25 years of experience in sourcing, underwriting and managing a broad spectrum of real estate equity investments and debt products in North America and Europe. JER has completed over $1.1 billion of acquisitions in the senior housing sector. JER’s primary investments are in office, hospitality, retail, multi-family, healthcare-related real estate and industrial properties. Other areas of investment include commercial mortgage-backed securities (“CMBS”) and mezzanine financing. For more information on JER, please visit www.jer.com.

Forward-Looking Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the expected timetable for completing the transaction, successful integration of the business, benefits of the transaction and any other statements contained in this news release that are not purely historical fact are forward-looking statements. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the approval of the proposed merger by regulatory agencies, approval of the merger by the shareholders of GHC, satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement and the risks that have been described from time to time in GHC’s reports filed with the Securities and Exchange Commission (“SEC”), including its definitive proxy statement in connection with the 2007 annual meeting of shareholders and its annual report on Form 10-K for the fiscal year ended September 30, 2006. This document speaks only as of its date, and each of GHC, JER and Formation disclaims any duty to update the information herein.

Additional Information and Where to Find It:
On March 7, 2007, GHC filed with the SEC, and thereafter furnished to shareholders, a definitive proxy statement in connection with its 2007 annual meeting of shareholders. Since March 7, GHC has filed additional proxy soliciting materials, and GHC intends to furnish shareholders with a proxy supplement relating to the amendment of the merger agreement. Investors and security holders are urged to read the proxy statement, supplement and other documents filed or to be filed by GHC because they contain (or will contain when available) important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by GHC (when available) at the SEC website at http://www.sec.gov. The proxy statement, supplement and other documents also may be obtained for free from GHC by directing such request to Genesis Healthcare Corporation, Investor Relations, 101 East State Street, Kennett Square, PA 19348; telephone: 610-925-2000.

Participants in the Solicitation
GHC and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger and GHC’s scheduled 2007 annual meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies from GHC shareholders is set forth in GHC’s proxy statement filed on March 7, 2007 and in its proxy statements and Annual Reports on Form 10-K previously filed with the SEC.

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GHC Investor Contact: Jim McKeon, CFO: (610) 444-8425
 Lori Mayer, Director Investor Relations (610) 925-2000

GHC Media Contact: Jim Barron/Renée Soto: (212) 687-8080